SECOND AMENDMENT

                                       TO

                                CREDIT AGREEMENT

                                      among

                               DUNE ENERGY, INC.,
                                as the Borrower,

                               STANDARD BANK PLC,
                            as Administrative Agent,

                                       and

                          The Lenders Signatory Hereto

                          Effective as of May 15, 2006

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                      SECOND AMENDMENT TO CREDIT AGREEMENT

      This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") executed effective as of the 15th day of May, 2006 (the "Second Amendment Effective Date") is among DUNE ENERGY, INC. a corporation formed under the laws of the State of Delaware (the "Borrower"); the Guarantors signatory hereto; each of the Lenders that is a signatory hereto; and STANDARD BANK PLC., as administrative agent for the Lenders (in such capacity, together with its successors, the "Administrative Agent").

                                    Recitals

      A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 17, 2005, as amended by that certain letter agreement dated December 16, 2005, (the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

      B. The Borrower has requested, and the Borrower, the Administrative Agent and Lenders have agreed to amend certain provisions and to waive certain other provisions of the Credit Agreement.

      C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

      Section 2. Amendments to Credit Agreement.

      2.1 Amendments to Section 1.02.

      (a) The definition of "Agreement" is hereby amended and restated in its entirety as follows:

      " 'Agreement' means this Credit Agreement, as amended by that certain letter agreement dated December 16, 2006 and the Second Amendment to Credit Agreement, dated May 15, 2006 and as the same may from time to time be further amended, modified, supplemented or restated."

      (b) The following definition of "Second Amendment Effective Date" is hereby added in the appropriate alphabetical order:

      " 'Second Amendment Effective Date' shall mean May 15, 2006."


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      (c) The definition of "Tangible Net Worth" is hereby amended and restated
in its entirety as follows effective as of December 31, 2005:

      " 'Tangible Net Worth' means, at any date, the sum of (a) the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and all other intangible assets (other than oil and gas leases to the extent classified as intangible assets), the impact of ceiling test write-downs, the non-cash impact of Swap Agreement and other comprehensive income of the Borrower and its Subsidiaries classified as such under GAAP and (b) the principal outstanding on the Subordinated Debt."

      2.2 Amendment to Section 2.07. Section 2.07 is hereby amended and restated in its entirety as follows:

      "Section 2.07 Borrowing Base. From and after the Second Amendment Effective Date the Borrowing Base is zero and any subsequent decision to increase the Borrowing Base requires the approval of all the Revolving Lenders, with such decision being taken by each Revolving Lender in its sole and absolute discretion. Such decision will not be subject to normal or reasonable oil and gas lending criteria."

      2.3 Amendment to Section 10.01. Section 10.01 is hereby amended by adding the following Sections 10.01(r), (s), (t) and (u):

      "(r) The holders of the Subordinated Debt shall not have amended by May 31, 2006, the Subordinated Debt Documents in form and substance satisfactory to the Administrative Agent to provide that any interest payments on the Subordinated Debt on and after the date of such amendment shall not be paid in cash, but shall only be paid in convertible subordinated notes; or the Borrower shall fail to comply with such amendment; or the Borrower shall pay any cash interest, whether accrued or not, on the Subordinated Debt after May 11, 2006. This Section 10.01(r) shall cease to be effective when the Borrower is in compliance with Sections 9.01(b) and (c) without giving effect to the waiver contained in the Second Amendment to this Agreement.

      (s) The Borrower has not entered into a drilling contract for the first McPeek well detailed in the forecast provided to the Lenders on or before May 15, 2006 in substantially the form attached as Annex 1 to the Second Amendment to this Agreement ("first McPeek Well").

      (t) Drilling on the first McPeek well has not commenced by June 1, 2006 unless such date is extended by all of the Lenders.


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      (u) Notwithstanding the provisions of Section 8.13 and 8.17, the Borrower has not provided title opinion (which includes opinions as to any Liens affecting the Property covered in such opinion) by May 19, 2006, in form and substance satisfactory to the Administrative Agent and its counsel, covering all wells located on the Mortgaged Property owned or acquired through May 12, 2006."

      Section 3. Waiver of Sections 9.01(b) and (c). Effective as of the date hereof and continuing until June 15, 2006, the Administrative Agent and the Lenders hereby waive compliance by the Borrower with Sections 9.01(b) and (c). This temporary limited waiver shall not be deemed to be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any other loan document and shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under the Credit Agreement or any other loan document.

      Section 4. Conditions Precedent. The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

      4.1 Outstanding Invoices. Payment by the Borrower to the Administrative Agent of all other fees and amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

      4.2 Second Amendment. The Administrative Agent shall have received multiple counterparts as requested of this Second Amendment and the attached confirmation from each Lender, the Borrower and each Guarantor and Itera.

      4.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

      4.4 Opinion. The Administrative Agent shall have received an opinion of Eaton & Van Winkle LLP, special New York counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

      4.5 Representations and Warranties. The representations and warranties contained in Section 5 are true and correct.

      Section 5. Representations and Warranties. Each of the Borrower and each Guarantor hereby represents and warrants that:

            (a) each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date;


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

            (b) the execution, delivery and performance by it of this Second Amendment have been duly authorized by it;

            (c) this Second Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

            (d) its execution, delivery and performance of this Second Amendment
(i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Second Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any of its Subsidiaries or its Properties, or give rise to a right thereunder to require any payment to be made by it or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any of its Property or any of its Subsidiaries (other than Liens created by this Second Amendment or the Loan Documents).

      Section 6. Miscellaneous.

      6.1 Confirmation. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

      6.2 Ratification and Affirmation of Obligors. The Borrower and each Guarantor hereby expressly (i) acknowledge the terms of this Second Amendment,
(ii) ratify and affirm their obligations under the Security Instruments to which they are a party, (iii) acknowledge, renew and extend their continued liability under the Security Instruments to which they are a party. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall secure the payment of all obligations under and in respect of the Loan Documents, as amended and otherwise modified by this Second Amendment. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents except as set forth in Section 3 of this Second Amendment. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as modified by this Second Amendment.

      6.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same


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instrument. Delivery of an executed counterpart of the signature page of this
Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      6.4 Entire Agreement. This Second Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Second Amendment is a Loan Document executed under the Credit Agreement.

      6.5 Governing Law. THIS SECOND AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.


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

BORROWER:                               DUNE ENERGY, INC.


                                        By:_____________________________________
                                           Hugh Idstein, Chief Financial Officer


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

ADMINISTRATIVE AGENT & LENDER:          STANDARD BANK PLC

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


         LENDER:                        DRAWBRIDGE SPECIAL
                                        OPPORTUNITIES FUND, L.P.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


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

         LENDER:                        D.B. ZWIRN SPECIAL
                                        OPPORTUNITIES FUND, L.P.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


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

GUARANTORS:                             DUNE OPERATING COMPANY


                                        By:_____________________________________

                                           Hugh Idstein, Chief Financial Officer


                                        VAQUERO PARTNERS LLC


                                        By:_____________________________________
                                           Alan Gaines, Vice President


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

                               ITERA CONFIRMATION

      This Itera Confirmation is attached to and is a part of the Second Amendment to Credit Agreement dated as of May 15, 2006 among Dune Energy, Inc. Standard Bank PLC as administrative agent and the lenders party thereto, and this confirmation adopts the definitions used therein. Itera Holdings BV ("Itera") hereby expressly (i) acknowledge the terms of this Second Amendment,
(ii) confirms that the Term Loan Agreement dated as of November 17, 2005 between Dune Energy, Inc. and Itera and the Convertible Subordinated Note issued in connection therewith are not in default and are in full force and effect, (iii) represents that it is the sole holder of 100% of the Subordinated Debt, (iv) agrees not to accept cash interest payments on the Subordinated Debt from May 11, 2006 until Section 10.01(r) of the Credit Agreement is no longer effective,
(v) agrees to amend the Subordinated Debt Documents to avoid an Event of Default under Section 10.01(r), [and (vi) understands that the Lenders will consider at a future date, based on conditions satisfactory to the Lenders in their sole discretion at that time, allowing Itera to redeem for cash from the Borrower the Convertible Subordinated Notes that it receives as a result of complying with clauses (iv) and (v) above].

ITERA HOLDINGS BV

By _________________________
   Name:
   Title:


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

                                     ANNEX I
                            FORM OF DRILLING CONTRACT

                         (Exhibit Intentionally Omitted)


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